NUVEEN INVESTMENT FUNDS, INC.

AMENDMENT TO FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT TO FUND ACCOUNTING SERVICING AGREEMENT (“Amendment”) is made as of the 22nd day of April, 2013, by and between Nuveen Investment Funds, Inc. f/k/a First American Investment Funds, Inc., a Maryland corporation (the “Company”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Parties have entered into a Fund Accounting Servicing Agreement dated as of January 1, 2011 (the “Agreement”) pursuant to which USBFS provides accounting services to each series of the Company.

WHEREAS, the Parties wish to amend Exhibit A to the Agreement to reflect fund reorganizations and name changes that have occurred since the date of the Agreement, and to reflect the addition of Nuveen Real Asset Income Fund to the Agreement effective September 13, 2011.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties agree as follows:

Exhibit A of the Agreement is hereby amended and superseded by Amended Exhibit A, which is attached hereto.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

NUVEEN INVESTMENT FUNDS, INC		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Stephen D. Foy	By:	/s/ Michael R. McVoy

Name:	Stephen D. Foy	Name:	Michael R. McVoy

Title:	Vice President and Treasurer	Title:	Executive Vice President

Amended Exhibit A to the

Fund Accounting Servicing Agreement

Fund Names

Separate Series of Nuveen Investment Funds, Inc.

Name of Series*

Equity Funds

Nuveen Dividend Value Fund

Nuveen Equity Index Fund

Nuveen Global Infrastructure Fund

Nuveen International Fund

Nuveen International Select Fund

Nuveen Large Cap Growth Opportunities Fund

Nuveen Large Cap Select Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Index Fund

Nuveen Mid Cap Select Fund

Nuveen Mid Cap Value Fund

Nuveen Quantitative Enhanced Core Equity Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Index Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Tactical Market Opportunities Fund

Income Funds

Nuveen Core Plus Bond Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Intermediate Government Bond Fund

Nuveen Intermediate Term Bond Fund

Nuveen Short Term Bond Fund

Nuveen Strategic Income Fund

Amended Exhibit A (continued) to the Fund Accounting Servicing Agreement

Tax Free Income Funds

Nuveen Short Term Municipal Bond Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

*	All series listed have received services under the Fund Accounting Services Agreement (the “Agreement”) since January 1, 2011 other than Nuveen Real Asset Income Fund, which commenced operations and began receiving services under the Agreement on September 13, 2011.

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